Exhibit 99.1

1999 Bryan Street, Suite 1200 Dallas, Texas 75201 1.214.583.8500 Fax 1.214.638.0447

Press Release

FOR IMMEDIATE RELEASE

Jacobs Accelerates Portfolio Transformation with Sale of

Energy, Chemicals and Resources Business to WorleyParsons for $3.3 Billion

Increases Company’s Focus on Highest-Margin Growth Businesses

While Significantly Reducing Cyclicality

Positions Jacobs as the Leading Provider of Innovative, Sustainable Solutions for Complex, High-priority Infrastructure and Government Programs

Jacobs to Use Additional Financial Flexibility to Invest in Future Growth Opportunities

DALLAS – Oct. 21, 2018 – Jacobs Engineering Group Inc. (NYSE: JEC) today announced that it has entered into a definitive agreement to sell its Energy, Chemicals and Resources (ECR) segment to WorleyParsons Limited (ASX: WOR) for $3.3 billion, consisting of $2.6 billion in cash and $700 million in WorleyParsons ordinary shares. The transaction value represents a multiple of more than 11.5 times trailing twelve-month (TTM) adjusted EBITDA for the ECR business1.

Following the completion of the transaction, Jacobs will be focused solely on its two higher growth, higher margin lines of business – Aerospace, Technology, Environmental & Nuclear (ATEN) and Buildings, Infrastructure & Advanced Facilities (BIAF).

“For Jacobs, this transaction marks an inflection point in our portfolio transformation focused on more consistent, higher-margin growth as a leader solving the world’s critical challenges,” said Jacobs Chairman and CEO Steve Demetriou. “The increased financial flexibility we gain from this sale better positions us to invest in our ATEN and BIAF businesses, focusing our premier talent and expertise on technology, innovation and sustainable solutions that are priorities for our infrastructure and government services clients. These capabilities, along with our strong backlog and efficient global platform, will further strengthen our global leadership in these segments to drive meaningful value creation.”

The company will report results for fiscal 2018 on Nov. 20.

“While we are in the process of finalizing our fiscal 2018 results, our current view is materially consistent with previously announced guidance for the year,” said Jacobs CFO Kevin Berryman. “In addition, we continue to believe that the adjusted EPS guidance provided for fiscal 2019 remains appropriate, keeping in mind that such guidance did not reflect any impact from the pending transaction announced today.”

“Upon closing of this transaction, we plan to initially apply proceeds to pay down floating-rate debt,” Berryman added. “Beyond that, our strong financial flexibility and free cash flow will support incremental profitable growth investments and capital returns to shareholders, consistent with our record of disciplined allocation yielding attractive growth and value creation. And of course, Jacobs will continue to benefit from our ECR business’ earnings and cash flow through the closing of the transaction.”

Use of Proceeds

Upon closing, Jacobs expects to receive approximately $2.6 billion in net proceeds from the transaction, which initially will be used to pay down floating-rate debt, while also maintaining a disciplined approach to deploy capital for increased shareholder value, including mergers and acquisitions. The company will provide further details about its capital allocation strategy, as well as its updated pro forma financial outlook, at the company’s investor day on February 19, 2019.

[1]	TTM based on June 2018. See reconciliation table at the end of this press release.

WorleyParsons Equity

Together, ECR and WorleyParsons will be a global leader with the talent, industry sector, customer and geographic diversity needed to compete and win. The structure of the transaction enables Jacobs to benefit from the near-term upside created by the combination and the oil and gas market recovery.

At the close of the transaction, Jacobs will receive approximately 58.2 million shares of WorleyParsons stock, which will equate to approximately 11 percent of WorleyParsons ordinary shares based on WorleyParsons’ outstanding shares post-close. The shares will be subject to a six-month holding requirement (but not earlier than Aug. 31) following the transaction’s closing.

Approvals and Time to Close

The Jacobs Board of Directors and the WorleyParsons Board of Directors each have approved the transaction. The transaction is expected to close in the first half of calendar 2019, subject to customary closing conditions and regulatory approvals.

Advisors

Perella Weinberg Partners LP is serving as financial advisor to Jacobs, and Fried, Frank, Harris, Shriver & Jacobson LLP is serving as legal counsel.

Wachtell, Lipton, Rosen & Katz also served as legal advisor to Jacobs. Centerview Partners provided financial advice to the company.

Conference Call

Jacobs will host a conference call tomorrow, Monday, Oct. 22, at 8:00 AM ET to discuss this announcement with the financial community. The conference call can be accessed by dialing (866) 324-3683 (U.S./Canada) or (509) 844-0959 (international), and by entering the passcode 9868327. A replay will be available by dialing (855) 859-2056, or (404) 537-3406. Use the code 9868327 to access the replay.

Interested parties can listen to the conference call and view accompanying slides on the investor page at www.jacobs.com.

About Jacobs

Jacobs leads the global professional services sector delivering solutions for a more connected, sustainable world. With $15 billion in fiscal 2017 revenue when combined with full-year CH2M revenues and a talent force of more than 77,000, Jacobs provides a full spectrum of services including scientific, technical, professional and construction- and program-management for business, industrial, commercial, government and infrastructure sectors. For more information, visit www.jacobs.com, and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Aerospace, Technology, Environmental and Nuclear

Through its ATEN business, Jacobs stands as one of the world’s largest diversified government services providers. ATEN’s talent force of approximately 15,500 professionals support operational mission planning and execution, cybersecurity, scientific research, environmental planning, assessment and remediation, and nuclear solutions for government and commercial clients.

Buildings, Infrastructure and Advanced Facilities

Jacobs’ BIAF business provides complete solutions delivery for private and public-sector clients in high growth markets of water, transportation, aviation, buildings, life sciences and electronics. With a talent force of more than 33,000 professionals providing a range of services from planning and design through construction- and program-management and operations utilizing a number of delivery platforms.

Non-GAAP Financial Measures

Pro-forma adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the Energy, Chemicals and Resources (“ECR”) business is calculated by adding back depreciation and amortization expense to ECR segment operating profit (as defined in Jacobs’ quarterly filings on Form 10-Q and annual reports on Form 10-K). Additionally, CH2M results (including depreciation and amortization) associated with the ECR segment are included on a pro-forma basis as if the acquisition occurred as of the beginning of the trailing twelve-month (“TTM”) period presented. Finally, other corporate adjustments deemed related to ECR which were not previously reported in the ECR segment operating results have been allocated to the ECR segment as noted below. The following table reconciles ECR segment operating profit to the Adjusted TTM EBITDA. Amounts are shown in thousands, except Enterprise Value to Adjusted TTM EBITDA ratio:

Non-GAAP Reconciliation Table	TTM ended 6/29/2018
ECR Segment Operating profit	$205,965
Depreciation and Amortization	$52,800
Other corporate and pro forma adjustments	$26,300

Adjusted TTM EBITDA	$285,065

Enterprise Value	$3,300,000
Enterprise Value/Adjusted TTM EBITDA	11.58

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this press release that are not based on historical fact are forward-looking statements, including statements regarding whether and when the transaction between Jacobs and WorleyParsons will be consummated and the anticipated benefits thereof. Although such statements are based on management’s current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. The potential risks and uncertainties include, among others, the possibility that Jacobs and WorleyParsons may be unable to obtain regulatory approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; general economic conditions; the possibility of unexpected costs, liabilities or delays in connection with the transaction; risks that the transaction disrupts our current plans and operations; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock and Asset Purchase Agreement. For a description of some additional factors that may occur that could cause actual results to differ from forward-looking statements see our Annual Report on Form 10-K for the year ended September 29, 2017, in particular the “Risk Factors” discussions thereunder as well as our other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

For additional information contact:

Investors:

Jonathan Doros, 214-583-8596

jonathan.doros@jacobs.com

Media:

Lorrie Paul Crum, 303-525-2916

lorrie.crum@jacobs.com